SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 13, 2012 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer

On March 14, 2012, Logitech International S.A. (“Logitech”) issued a press release in which it announced that Bracken P. Darrell will join Logitech as President on April 9, 2012, reporting to Guerrino De Luca, Logitech’s Chairman and Chief Executive Officer. In connection with Mr. Darrell’s appointment as President, Mr. De Luca will no longer serve as President of Logitech.

Mr. Darrell, age 49, served as President of Whirlpool EMEA and Executive Vice President of Whirlpool Corporation, a home appliance manufacturer and marketing company, from 2009 to March 2012. Previously, he had been Senior Vice President, Operations of Whirlpool EMEA from 2008 to 2009. From 2002 to 2008, Mr. Darrell was with The Procter & Gamble Company (“P&G”), a consumer brand company, most recently as the President of its Braun GmbH subsidiary. Prior to rejoining P&G in 2002, Mr. Darrell served in various executive and managerial positions with the General Electric Company, P&G and PepsiCo Inc. since 1987. Mr. Darrell currently serves on the Board of Trustees of Hendrix College and holds a BA degree from Hendrix College and an MBA from Harvard University.

Compensatory Arrangements

The terms of Mr. Darrell’s employment with Logitech Inc. are set forth in an employment offer letter dated March 13, 2012. A copy of the offer letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached offer letter.

The material compensatory terms of the offer letter are as follows:

•

Mr. Darrell’s annual base salary will be $750,000, and he will be eligible to participate in Logitech’s Management Performance Bonus Plan with a discretionary target bonus percentage equal to 100% of his annual base salary.

•	Mr. Darrell will be granted the following equity incentives:

•	Stock options to purchase 500,000 Logitech shares that will vest at a rate of 25% on each annual anniversary date of the grant date, for a total vesting period of 4 years.

•	Restricted stock units for 100,000 Logitech shares that will vest at a rate of 25% on each annual anniversary date of the grant date, for a total vesting period of 4 years.

•

400,000 premium-priced stock options with an exercise price of 1.75 times Logitech’s closing share price on the day of grant; 400,000 premium-priced stock options with an exercise price of 2 times Logitech’s closing share price on the day of grant; and 400,000 premium-priced stock options with an exercise price of 2.5 times Logitech’s closing share price on the day of grant. Each premium priced option grant will vest in full if and only when Logitech’s average closing share price, over a consecutive ninety-day trading period, meets or exceeds the exercise price of the grant.

The grants will be made pursuant to an inducement grant plan and forms of agreement to be adopted by the Logitech Board of Directors and the Compensation Committee of the Board.

•	Logitech expects to enter into a Change of Control Severance Agreement and Indemnification Agreements with Mr. Darrell, each in substantially the form entered into with other Logitech executive officers and as filed with the Securities and Exchange Commission (the “SEC”), except that the Change of Control Severance Agreement will contain a “best-of” determination with respect to section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), as described below. Logitech filed the form of Change of Control Severance Agreement with the SEC on Form 10-K on May 30, 2008 and filed the forms of indemnification agreements with the SEC on Form 20-F on May 21, 2003. The terms of the Change of Control Severance Agreements with Logitech’s executive officers are summarized in Logitech’s definitive proxy statement as filed with the SEC on July 28, 2011, and that summary is incorporated herein by reference.

•

Mr. Darrell will receive relocation assistance to move him and his family from Switzerland to the United States, including payments for certain relocation costs and expenses such as airfare, house purchase and sale assistance (including reimbursement for a qualified home purchase of up to 2% of the purchase price and reimbursement for qualified home sales expenses of up to 1% of the home sale price), tax advice assistance, moving costs and temporary living benefits including lodging, meals and auto rental.

•	Mr. Darrell will also receive a one-time relocation bonus of $125,000.

•	If Mr. Darrell is terminated by Logitech without cause, or resigns for good reason, he will be entitled to receive severance benefits as follows:

•

If the termination occurs within one year after his employment start date, he will be eligible to receive an amount equal to 24 months of his then-current base salary plus 200 percent (200%) of his then-current annual targeted bonus amount, less applicable withholdings. In addition, 25% of his initial stock option grant for 500,000 Logitech shares and 25% of his initial restricted stock unit grant for 100,000 shares will accelerate and vest.

•

If the termination occurs more than one year but within two years after his employment start date, he will receive an amount equal to 18 months of his then-current base salary plus 150 percent (150%) of his then-current annual targeted bonus amount, less applicable withholdings.

•

If the termination occurs more than two years after his employment start date, he will receive an amount equal to 12 months of his then-current base salary plus 100 percent (100%) of his then-current annual targeted bonus amount, less applicable withholdings.

Mr. Darrell will also be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in the United States.

If amounts payable to Mr. Darrell under any arrangement or agreement with Logitech are payable as a result of a change of ownership or control of Logitech (collectively, the “Payments”) and exceed the amount allowed under section 280G of the Code, and would be subject to the excise tax imposed by section 4999 of the Code, then, prior to the making of any Payments to Mr. Darrell, a “best-of” calculation will be made comparing (1) the total benefit to Mr. Darrell from the Payments after payment of the excise tax, to (2) the total benefit to Mr. Darrell if the Payments are reduced to the extent necessary to avoid being subject to the excise tax, and Mr. Darrell will be entitled to the Payments under the more favorable outcome.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter between Logitech Inc. and Bracken Darrell dated March 13, 2012.

99.1	Press Release issued by Logitech International S.A. dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine General Counsel, Vice President, Legal and Secretary

March 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter between Logitech Inc. and Bracken Darrell dated March 13, 2012.

99.1	Press Release issued by Logitech International S.A. dated March 14, 2012.